Exhibit 10.32

THIRD AMENDMENT TO

COBRA ELECTRONICS CORPORATION

2002 DEFERRED COMPENSATION PLAN

FOR SELECT EXECUTIVES

WHEREAS, Cobra Electronics Corporation, a Delaware Corporation (the “Company”), has heretofore adopted and maintains a nonqualified deferred compensation plan titled the “Cobra Electronics Corporation 2002 Deferred Compensation Plan for Select Executives” (the “Plan”) for the benefit of a select group of management and highly compensated employees; and

WHEREAS, the Company desires to amend the Plan to add a new participant to the Plan and to increase the amount of credited on behalf of Sally Washlow, an existing participant, on and after August 1, 2010.

NOW THEREFORE, pursuant to the power of amendment contained in Section 13 of the Plan, the Plan is hereby amended, effective August 1, 2010, as follows:

1. Table 2 of Exhibit A to the Plan is amended in its entirety to read as follows:

Table 2

Individuals Who Become a Participant After December 31, 2002

and Whose Years of Service Begin After January 1, 2002

(a) Participant/ Date of becoming Participant/ Date Years of Service begin	(b) Amount credited as of the day identified in column (c) during year of becoming a Participant *	(c) Day during the year of becoming a Participant as of which the amount identified in column (b) is credited *	(d) Amount credited as of the day identified in column (e) during each year after the year of becoming a Participant up to and including the year of attaining age 65 *	(e) Day during each year after the year of becoming a Participant up to and including the year of attaining age 65 as of which the amount identified in column (d) is credited *
Sally Washlow November 1, 2008 May 14, 2007	$17,922	September 18 (2008)	For years prior to 2011 - $17,922 For 2011 and after - $22,000	April 15
Bob Ben August 1, 2010 January 1, 2009	$29,298	August 1, (2010)	$29,298	April 15

* All identified amounts are credited as of the identified dates pursuant to (and subject to the terms and conditions of) Section 3(b).

Note that no amount is credited as of any day during any year following the year during which the Participant attains age 65.

IN WITNESS WHEREOF, the Company has caused this instrument to be executed by its duly authorized officers this 19th day of November, 2010.

COBRA ELECTRONICS CORPORATION

By:	/s/ Michael Smith
Title:	Senior Vice President & CFO